EXHIBIT 10.2

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this "Agreement") is executed effective as of September 16, 2009, by and among X-L Investments, a Texas general partnership ("X-L"), Five Star Investments, a Texas general partnership ("Five Star"), Thomas Pauken ("T. Pauken"), Ida Pauken ("I. Pauken"), William Solemene ("Solemene"), and Stanley F. Bedell ("Bedell" and collectively with X-L, Five Star, T. Pauken, I. Pauken and Solemene, the "Subordinated Lenders" and each a "Subordinated Lender"), and Bank of America, N.A., a national banking association (together with its successors and assigns, "Senior Lender").

RECITALS:

A.        TOR Minerals International, Inc., a Delaware corporation ("Borrower"), is party to that certain Second Amended and Restated Loan Agreement dated as December 21, 2004 (as amended, restated, or supplemented from time to time, the "Credit Agreement"), between, Borrower, as borrower, and Senior Lender, as lender.

B.         The obligations of Borrower to Senior Lender are secured by certain assignments of, liens on, and security interests in all of the assets and properties of Borrower to and in favor of the Senior Lender, all as more fully set forth in the Credit Agreement and related loan documents.

C.         It has been proposed that, on or about the date hereof, Borrower issue up to an aggregate principal amount of $500,000 of its 6% Convertible Subordinated Debentures due May 4, 2016 (the "Additional Debentures") to the Subordinated Lenders.

D.        Senior Lender has required that Borrower and the Subordinated Lenders enter into this Agreement in order to, among other things, establish the subordination of the obligations of and under the Additional Debentures to the debt owed to Senior Lender.

AGREEMENTS:

In consideration of the mutual covenants and promises of this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Subordinated Lenders and Senior Lender agree as follows:

1.                   Definitions.  Unless otherwise defined in this Agreement or unless the context requires otherwise, each capitalized term used in this Agreement has the meaning given such term in the Credit Agreement.  As used in this Agreement:

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Debt means (without duplication), for any Person, (a) all obligations required by GAAP to be classified upon such Person's balance sheet as liabilities, (b) liabilities to the extent secured (or for which and to the extent the holder of the Debt has an existing right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) capital leases and other obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, (d) all guaranties, endorsements, letters of credit, and other contingent liabilities with respect to Debt or obligations of others, and (e) the net obligation of such Person under any interest rate swap or other derivative contract.  For purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.

Debtor Relief Laws means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, fraudulent transfer, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default means an "Event of Default" under, and as defined in, the Credit Agreement.

GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

Governmental Authority means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

            Lien means any lien (statutory or other), mortgage, security interest, financing statement, collateral assignment, pledge, assignment, charge, hypothecation, deposit arrangement, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing), or encumbrance of any kind, and any other right of or arrangement with any creditor (whether based on common law, constitutional provision, statute or contract) to have its claim satisfied out of any property or assets, or their proceeds, before the claims of the general creditors of the owner of the property or assets.

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Notes means (a) that certain Replacement Promissory Note (Term) dated April 30, 2009, executed by Borrower in favor of Lender in the original principal amount of $308,333, (b) that certain Replacement Promissory Note (Revolving) dated September 16, 2009, executed by Borrower in favor of Lender in the original principal amount of $2,250,000, and (c) that certain Replacement Promissory Note (Real Estate Term Loan) dated April 30, 2009, executed by Borrower in favor of Lender in the original principal amount of $539,000, in each case as amended, modified, renewed, extended, supplemented or replaced from time to time.

Person means any individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, syndicate, Governmental Authority or other entity or organization of whatever nature.

            Senior Debt means all present and future Debt, liabilities and obligations (including all loans and the obligations under any swap contract), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, and all renewals, increases and extensions thereof, or any part thereof, now or in the future owed to Lender by Borrower under the Credit Agreement, Notes, letter of credit, security agreement, mortgage, or any Loan Document, together with all interest accruing thereon, reasonable fees, costs and expenses payable under the Loan Documents or in connection with the enforcement of rights under the Loan Documents, including (a) fees and expenses under Sections 9 and 10 of the Credit Agreement, and (b) interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Subordinated Debt means any amounts due from Borrower to Subordinated Lenders under the terms of the Additional Debentures, and all other Debt of the Borrower to any Subordinated Lender, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due whether evidenced in writing or not, together with all costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, and including, without limitation, interest thereon after the commencement of any proceedings under any Debtor Relief Laws.

2.                   Subordination.

(a)        Until the Senior Debt is paid in full and the Credit Agreement has been irrevocably terminated, (i) any payment or distribution in respect of the Subordinated Debt is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Senior Debt outstanding from time to time, and (ii) Subordinated Lender may not receive or accept any payment with respect to the Subordinated Debt.  Notwithstanding the foregoing to the contrary, while no Default exists, Borrower may pay, and Subordinated Lender may receive, regularly scheduled payments of interest in respect of the Additional Debentures, in each case as set out in the Additional Debentures on the date of this Agreement.

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(b)        The Subordinated Debt shall be unsecured in all respects and Borrower may not incur, grant, or permit to exist any Liens on any of Borrower's assets to secure all or any portion of the Subordinated Debt.

3.                   Payment on Subordinated Debt.  If any Subordinated Lender receives any payment or distribution in respect of the Subordinated Debt, or any part thereof, in violation of Section 2 above, such Subordinated Lender shall hold any amount so received in trust for Senior Lender and will promptly turn over such payment to Senior Lender, in the form received (with any necessary endorsements), to be applied to the Senior Debt.

4.                   Proceedings Against Borrower.  Until the Senior Debt is paid in full and the Credit Agreement has irrevocably terminated, Subordinated Lender may not exercise any remedies, or commence any action or proceeding (or join with any other creditor in commencing any action or proceeding, including an action or proceeding under any Debtor Relief Law) to recover all or any part of the Subordinated Debt from Borrower or from any guarantor of the Subordinated Debt if that guarantor is also a guarantor of the Senior Debt.

5.                   Waiver and Subrogation.  Each Subordinated Lender hereby waives and agrees not to assert against Senior Lender any rights which a guarantor or surety of Debt of Borrower could assert.  Notwithstanding the immediately preceding sentence, nothing in this Agreement shall cause the Subordinated Lenders to be deemed or treated as a guarantor or surety.  Subordinated Lenders shall be subrogated, to the extent of any amounts required to be paid over to Senior Lender pursuant to the terms of this Agreement, to all rights of Senior Lender to receive any payments or distributions applicable to the Senior Debt; provided that no Subordinated Lender may enforce such rights until all of the Senior Debt has been paid in full and the Credit Agreement has been irrevocably terminated.

6.                   Debtor Relief Laws.  In the event of any proceedings under any Debtor Relief Laws involving Borrower (other than in the capacity of a creditor), Subordinated Lenders may, and at Senior Lender's request shall, file any claims, proofs of claim, or other instruments of similar character necessary to (a) have its claim allowed, or (b) enforce the obligation of the Borrower with respect to the Subordinated Debt.  If any Subordinated Lender does not file such claim, proof of claim or other instrument of similar character within 20 days prior to the bar date or other deadline for filing such claim, proof of claim, or instrument, Senior Lender may, as attorney-in-fact for such Subordinated Lender, with full power of substitution, and each Subordinated Lender hereby appoints Senior Lender attorney-in-fact for such Subordinated Lender, to file any such claim, proof of claim, or other instrument of similar character on behalf of such Subordinated Lender.  All Senior Debt shall be paid in full and the Credit Agreement shall have been irrevocably terminated before any payment or distribution shall be made on account of any Subordinated Debt and each Subordinated Lender will hold in trust for Senior Lender and pay over to Senior Lender, in the form received (with any necessary endorsements), to be applied to the Senior Debt, any and all moneys, dividends, or other assets received in any such proceedings on account of the Subordinated Debt.

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7.                   Acceleration.  If any Senior Debt becomes due and payable by acceleration or upon its final maturity, no payment or distribution shall thereafter be made on account of the Subordinated Debt until all Senior Debt has been paid in full and the Credit Agreement has been irrevocably terminated.

8.                   No Impairment.  Senior Lender may, at any time and from time to time, without the consent of or notice to Subordinated Lenders, without incurring responsibility to Subordinated Lenders, and without impairing or releasing any of Senior Lender's rights, or any of the obligations of Subordinated Lenders under this Agreement:

(a)        change the amount, manner, place, or terms of payment, or change or extend the time of payment or renew or alter all or any part of the Senior Debt or amend, modify, supplement, or restate, any of the Loan Documents (such term is used herein as defined in the Credit Agreement) in any manner whatsoever;

(b)        sell, exchange, release, or otherwise deal with all or any part of any property pledged or mortgaged to secure all or any part of the Senior Debt;

(c)        release anyone liable in any manner for the payment or collection of all or any part of the Senior Debt;

(d)        exercise or refrain from exercising any rights against Borrower, any guarantors of the Senior Debt, and others; and

(e)        apply any amount, by whomsoever paid or however realized, to the Senior Debt.

9.                   No Conflicts.  Subordinated Lenders, jointly and severally, represent and warrant that the execution and delivery of this Agreement and the fulfillment of or compliance with the terms and provisions of this Agreement will not conflict with, or result in a default under, any agreement or instrument to which any Subordinated Lender, or any of its assets, is now subject.

10.               Attorneys' Fees.  If Senior Lender employs an attorney or attorneys to enforce, defend or modify its rights under this Agreement, Senior Lender is entitled to recover from the Subordinated Lenders its court costs, reasonable attorneys' fees, costs of collection, and other expenses incurred in connection with such enforcement.

11.               Acceptance Waiver.  Notice of acceptance of this Agreement is hereby waived.

12.               Amendment.  The terms and provisions of the Additional Debentures or any of the Subordinated Debt may not be amended, extended, renewed, supplemented, waived, increased, or replaced without the prior written consent of the Senior Lender.

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13.               Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Agreement may be transmitted and signed by facsimile or portable document format (PDF) and shall have the same effect as manually-signed originals and shall be binding on all parties.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

14.               Binding Effect.  This Agreement is binding upon Senior Lender and Subordinated Lenders and their respective successors and assigns.

15.               Assignment.  Until all the Senior Debt is paid in full and the Credit Agreement has been irrevocably terminated, each Subordinated Lender covenants and agrees that it will not sell, assign, or otherwise transfer or further encumber the Subordinated Debt, any part thereof, or any interest therein, without first procuring and delivering to Senior Lender the written consent and agreement of the purchaser, pledgee, assignee, or transferee of the Subordinated Debt, any part thereof, or any interest therein, to comply with all terms, conditions and provisions of this Agreement.  Senior Lender's rights under this Agreement may be assigned in whole or in part in connection with any partial or complete assignment or transfer of the Senior Debt.

16.               Arbitration; Waiver of Jury Trial.

(a)                This Section 16 concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to (i) this Agreement, or (ii) any Loan Document, (collectively a "Claim").  For the purposes of this arbitration provision only, the term "parties" shall include any parent corporation, subsidiary or Affiliate of Senior Lender involved in the servicing, management or administration of any obligation described or evidenced by this Agreement.

(b)               At the request of any party to this Agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "Act").  The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

(c)                Arbitration proceedings will be determined in accordance with the Act, the Commercial Rules and Supplementary Procedures for Large, Complex Disputes of the American Arbitration Association ("AAA") as in force at the commencement of such arbitration, and the terms of this Section 16.  In the event of any inconsistency, the terms of this Section 16 shall control.

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(d)               The arbitration shall be administered by AAA by a single arbitrator tribunal appointed by the AAA in accordance with its rules and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this Agreement.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.  This Agreement, the other Loan Documents and any award rendered pursuant to this Section 16 shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

(e)                The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.  For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s).  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

(f)                 This Section 16 does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.  The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(g)              By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim.  Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim.  This provision is a material inducement for the parties entering into this Agreement.

17.               Choice of Law.  THIS AGREEMENT MUST BE CONSTRUED, AND ITS PERFORMANCE ENFORCED, UNDER TEXAS LAW.

[Signatures are on the following pages.]

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EXECUTED as of the date set out above.

SUBORDINATED LENDERS:
X-L Investments a Texas general partnership
By:	/s/ MARK GRABER
Mark Graber General Partner

Five Star Investments a Texas general partnership
By:	/s/ MARK GRABER
Mark Graber General Partner

By:	/s/ THOMAS PAUKEN
Thomas Pauken

By:	/s/ IDA PAUKEN
Ida Pauken

By:	/s/ WILLIAM SOLEMENE
William Solemene

By:	/s/ STANLEY F. BEDELL
Stanley F. Bedell

SENIOR LENDER: BANK OF AMERICA, N.A., a national banking association

By:	/s/ PETER VITALE
Peter Vitale Senior Vice President

Signature Page to Subordination Agreement

(TOR Minerals International, Inc.)

The undersigned Borrower consents and agrees to this Agreement and its terms in all respects.

BORROWER::
TOR MINERALS INTERNATIONAL, INC. a Delaware corporation
By:	/s/ BARBARA RUSSELL
Barbara Russell Acting Chief Financial Officer

Signature Page to Subordination Agreement

(TOR Minerals International, Inc.)